LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned have constituted, made and appointed, and by these presents does make, constitute and appoint Judy B. Turner and Ann Randall, or either of them, his or her true and lawful Attorneys-in-Fact, who may do for the undersigned and on his or her behalf all of the following:

1.

To execute and deliver any filings made with respect to the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, as filed relating to the securities of Decatur First Bank Group, Inc., a Georgia corporation.

2.

To do, execute and perform any other act, matter or thing whatsoever that ought to be done, executed and performed or in the opinion of any of the Attorneys-in-Fact ought to be done, executed or performed in or about the performance of the foregoing powers set forth in paragraph 1 hereof.

3.

All parties dealing with any of the undersigned’s Attorneys-in-Fact in connection with said powers under paragraph 1 may rely fully upon their power and authority herein, to act for the undersigned and on his or her behalf and in his or her name, and such parties shall be fully protected in so acting, prior to their receipt of notice of any termination hereof by operation of law or otherwise and to such effect the undersigned is hereby bound.

The undersigned have ratified and confirmed, and by these presents does hereby ratify and confirm all that the Attorneys-in-Fact appointed hereby may lawfully do by virtue hereof.

(Signature page follows)

IN WITNESS WHEREOF, each of the undersigned has granted this Limited Power of Attorney as of the 20th day of August, 2002.

Signature	Title	Date

/s/ Judy B. Turner	President, Chief Executive Officer and Director	August 20, 2002

/s/ Lynn Pasqualetti	Director	August 20, 2002

/s/ John Walter Drake	Director	August 20, 2002

/s/ William Floyd	Director	August 20, 2002

/s/ Bennett D. Cotten	Director	August 20, 2002

/s/ James T. Smith, III	Director	August 20, 2002

/s/ Roger Quillen	Director	August 20, 2002

/s/ John Adams, Jr.	Director	August 20, 2002

/s/ M. Bobbie Bailey	Director	August 20, 2002

/s/ Merriell Autrey	Director	August 20, 2002

/s/ Robert E. Lanier	Director	August 20, 2002

/s/ Kirby A. Thompson	Director	August 20, 2002

/s/ James A. Baskett	Director	August 20, 2002